                                                                    Exhibit 10.2
                                  AMENDMENT TO
                             KEY EMPLOYEE AGREEMENT
                                      AND
                       CONFIDENTIAL INFORMATION AGREEMENT

     THIS AGREEMENT, dated and effective as of February 28, 1997, among Gerald
Y. Hattori ("Employee") and Nexar Technologies, Inc., a Delaware corporation (the "Company"), amends (i) the Key Employee Agreement entered into on or about September 30, 1996 (the "Original Employment Agreement") between the Company and Employee and (ii) the Confidential Information Agreement entered into on or about September 30, 1996 (the "Original Confidentiality Agreement") between the Company and Employee.

     The parties hereto agree as follows:

     1. The text of Section 1 of Exhibit A (entitled "Term") to the Original Employment Agreement is amended to read in its entirety as follows:

     "The term of the Agreement to which this Exhibit A is annexed and incorporated shall be for three (3) years, commencing March 1, 1997, unless terminated prior thereto in accordance with Section 2.2 or 2.3 of the Agreement."

     2. The text of subparagraphs (c) and (d) (subparagraphs (a) and (b) remaining in full force and effect) of Section 2 of Exhibit A (entitled "Compensation") to the Original Employment Agreement are each amended to read in their entirety as follows:

     "(c) Severance Package Pursuant to Section 2.2(d) of the Agreement: twelve (12) months Base Salary.

     (d) Car allowance of $600 per month."

     3. The following new Section 7 of Exhibit A (entitled "Vesting of Stock Options Upon IPO") is added to the Original Employment Agreement:

     "7.  Vesting of Stock Options Upon IPO.  All stock options held by you as
          ---------------------------------
     of February 28, 1997, will vest 50% upon consummation of an underwritten registered initial public offering (an "IPO") of the common stock of the Company and in full one year after the closing of such IPO and immediately prior to a change of control."

     4. Section 3.2 of the Original Confidentiality Agreement is hereby amended to read in its entirety as follows:

     "For purposes of this Agreement, "Inventions" shall mean all discoveries, processes, designs, methods, works, technologies, devices, or improvements in any of the foregoing or other ideas, whether or not patentable or copyrightable, or reduced to practice, made, conceived, authored or developed by me (whether solely or jointly with others) during the period of my employment with the Company, or within one year thereafter, which relate in any manner to the actual or demonstrably anticipated business, products, or research and development of the Company, or result from or are suggested by any task assigned to me or any work performed by me or on behalf of the Company."

     5. Section 3.3 of the Original Confidentiality Agreement is hereby amended to read in its entirety as follows:

     "Any discovery, process, design, method, technique, work, technology, device, or improvement in any of the foregoing or other ideas, whether or not patentable or copyrightable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) which I develop entirely on my own time not using any of the Company's equipment, supplies, facilities, or trade secret information ("Personal Invention") is excluded from this Agreement, provided such Personal Invention (i) does not relate to the actual or demonstrably anticipated business, products, or research and development of the Company, and (ii) does not result, directly or indirectly, from any work performed by me or on behalf of the Company."

     6. The respective addresses for notices under the Original Employment Agreement and the Original Confidentiality Agreement shall be as follows:

          If to Nexar:     Nexar Technologies, Inc.
                           182 Turnpike Road
                           Westborough, MA  01581
                           Attention:  Albert J. Agbay, Chairman

          If to Employee:  Mr. Gerald Y. Hattori
                           13 Judy Drive
                           Londonderry, New Hampshire 03053

     7. Except to the extent modified hereby, all terms of the Original Employment Agreement and the Original Confidentiality Agreement shall be unaffected hereby and shall continue in full force and effect.


                                 *  *  *  *  *

                   EXECUTED as of the date first above written.



                              Gerald Y. Hattori


                              NEXAR TECHNOLOGIES, INC.
                              By: Albert J. Agbay, Chairman,
                                 Chief Executive Officer and President